UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 7, 2008

GENOPTIX, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33753	33-0840570
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2110 Rutherford Road

Carlsbad, CA 92008

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (760) 268-6200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.              Other Events.

On May 7, 2008, the Board of Directors (the “Board”) of Genoptix, Inc. (“Genoptix”), following the recommendation of the Compensation Committee of the Board, approved certain changes to the Genoptix Non-Employee Director Compensation Policy (the “Compensation Policy”) and certain related amendments to the 2007 Non-employee Directors’ Stock Option Plan (“2007 NEDSOP”).  The Compensation Committee and the Board reviewed the Compensation Policy and the proposed amendments to the 2007 NEDSOP in conjunction with information provided by an independent compensation consultant. The amended Compensation Policy provides that each member of Board will receive an annual fee of $35,000.  The amended Compensation Policy also provides that each member of the Compensation Committee and Compliance Committee will receive an annual fee of $5,000, each member of the Nominating and Corporate Governance Committee will receive an annual fee of $2,500, and each member of the Audit Committee will receive an annual fee of $7,500, in each case for service as a member of such committees.  Additionally, the amended Compensation Policy provides that the chair of the Audit Committee will receive $15,000 per year for services, and the chair of the Nominating and Corporate Governance Committee will receive $5,000 per year for services. Previously, no fees were paid for committee membership other than for service as the chair of the Audit, Compensation or Compliance committee. No changes were made to the cash compensation for the chair of the Board or for committee service payable to the chairs of the Compliance Committee and Compensation Committee.

In addition to the changes to cash compensation, the Board, following the recommendation of the Compensation Committee, further amended the Compensation Policy by amending the 2007 NEDSOP to reduce the initial nonqualified stock option grant each new director receives under the 2007 NEDSOP in connection with his or her election to the Board from 25,000 shares to 10,000 shares of common stock and approving the grant to each new director of a restricted stock unit (“RSU”) award for 5,000 shares of common stock under the 2007 Equity Incentive Plan (“2007 EIP”), with such RSU award being made concurrently with the initial stock option grant under the 2007 NEDSOP.  The Board, following the recommendation of the Compensation Committee, also approved an amendment to the 2007 NEDSOP to reduce the annual nonqualified stock option grant to be made to each director under the 2007 NEDSOP from 10,000 shares to 3,750 shares of common stock and approved granting, concurrently with such reduced annual grant under the 2007 NEDSOP, an annual RSU award for 2,500 shares of common stock under the 2007 EIP, with such annual grants to be made to each director at each Genoptix annual stockholders meeting.  The Board also approved that the initial grant will be doubled for a newly elected non-employee director who at such time is elected to serve as the chair of the Board and the annual grant will be doubled for a non-employee director serving as the chair of the Board.  Each of the nonqualified stock options granted pursuant to the Compensation Plan will be made in accordance with the provisions of the 2007 NEDSOP and the RSUs will be made in accordance with the provisions of the 2007 EIP.  Initial awards vest over three years and annual awards vest over twelve months, with monthly vesting from the date of grant for the nonqualified stock option portion of each award and quarterly vesting from the date of grant for the RSU portion of each award. The initial and annual RSU awards will be granted pursuant to a form of RSU Award Agreement for Directors, which will contain the same acceleration of vesting provisions upon a change in control as those set forth in the nonqualified stock option awards granted under the 2007 NEDSOP to the non-employee directors.

The text of the Compensation Policy, as amended, is attached as Exhibit 99.1 to this Current Report and is incorporated by reference herein.

  The Board, following the recommendation of the Compensation Committee, also approved one-time equity awards to existing non-employee directors. The Board approved granting each non-employee member of the Board a  nonqualified stock option to purchase 10,000 shares of common stock and a RSU award for 5,000 shares of common stock, each to be granted on the date of the Genoptix 2008 annual stockholders meeting.  The Board approved granting the chair of the Board a one-time equity grant equal to twice the number of nonqualified stock options and RSUs granted to the other non-employee members of the Board for his service as the chair of the Board. These equity awards will be made pursuant to the 2007 EIP and will vest over three years, with the options vesting in equal months installments and the RSUs vesting in equal quarterly installments.  The RSU portion of these awards will be granted pursuant to the same form of RSU Award Agreement for Directors and will contain the same acceleration of vesting provisions as the initial and annual nonqualified stock option awards granted under the 2007 NEDSOP.  The exercise price of the options will be the fair market value of Genoptix common stock on the date of the annual stockholder meeting as determined under the 2007 EIP.   These one-time awards were intended to align the equity awards granted to existing non-employee directors with the equity awards that will be granted to any new non-employee member of the Board.

Item 9.01.      Financial Statements and Exhibits.

(d) Exhibits

99.1	Non-Employee Director Compensation Policy, as amended.

99.2	2007 Non-Employee Directors’ Stock Option Plan, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GENOPTIX, INC.

Dated: May 13, 2008	By:	/s/ Christian V. Kuhlen, M.D., Esq.
Christian V. Kuhlen, M.D., Esq.
Vice President, General Counsel

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Non-Employee Director Compensation Policy, as amended.

99.2	2007 Non-Employee Directors’ Stock Option Plan, as amended.